Exhibit 5.1

Ampa Tower 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel +972 (3) 608-9999 Fax +972 (3) 608-9909	info@goldfarb.com www.goldfarb.com

May 9, 2019

ReWalk Robotics Ltd.

3 Hatnufa Street, Floor 6
Yokneam Ilit 2069203

Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”), to be filed by ReWalk Robotics Ltd., an Israeli company (the “Company”), on or about the date hereof with the United States Securities and Exchange Commission, as thereafter amended or supplemented, relating to (i) the sale, from time to time, by the Company of up to $75,000,000 aggregate amount of:

a.	ordinary shares, par value NIS 0.25 per share, of the Company (the “Primary Shares”);
b.	warrants to purchase Primary Shares or Debt Securities (the “Warrants”); and
c.	debt securities of the Company (the “Debt Securities” and, together with the Primary Shares and the Warrants, the “Primary Securities”);

(ii) the issuance by the Company of up to 97,496 ordinary shares issuable upon the exercise of warrants to purchase the Company’s Ordinary Shares, previously issued by the Company in a public offering on November 1, 2016 (the “November 2016 Warrant Shares”); and (iii) the resale, from time to time, of up to 277,576 ordinary shares, par value NIS 0.25 per share, of the Company held by certain selling shareholders to be named in a supplement to the prospectus that forms part of the Registration Statement (the “Secondary Shares”), which Secondary Shares were issued to the selling shareholders as described in the Registration Statement. For purposes of this opinion, the terms “Primary Shares, “Warrants,” “Debt Securities,” “November 2016 Warrant Shares,” “Primary Securities” and “Secondary Shares” shall also include any additional Primary Shares, Warrants, Debt Securities, November 2016 Warrant Shares, Primary Securities or Secondary Shares registered by the Company pursuant to Rule 462(b) under the Act, in connection with the Offering contemplated by the Registration Statement (a “462(b) Registration Statement”).

According to the Registration Statement, (x) the Warrants may be issued, in the form filed as Exhibit 4.17 to the Registration Statement, together with any other securities or separately, and may be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”), in the form filed as Exhibit 4.16 to the Registration Statement, and (y) the Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount, may be issued together with other securities or separately, and may be issued under an indenture to be entered into between the Company and the trustee, in the form filed as Exhibit 4.1 to the Registration Statement, identified in the applicable prospectus supplement (the “Indenture” and the “Trustee,” respectively).

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto and such certificates and statements of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of any Warrants (which will be governed by the laws of the State of New York), the Warrants will have been duly authorized, executed and delivered by the Company, and the related Warrant Agreement (which will be governed by the laws of the State of New York) will have been duly authorized, executed and delivered by the Company and the Warrant Agent and will be the valid and legally binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; (2) at the time of execution, authentication, issuance and delivery of any Debt Securities (which will be governed by the laws of the State of New York), the Debt Securities will have been duly authorized, executed and delivered by the Company, the related Indenture (which will be governed by the laws of the State of New York) will have been duly authorized, executed and delivered by the Company and the Trustee, and the Indenture will be the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (3) at the time of the issuance and sale of any of the Primary Securities, the number and terms of the Primary Securities, and their issuance and sale, will have been established so as not to violate any applicable law or the Company’s Articles of Association as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (4) at or prior to the time of the delivery of any Primary Security or November 2016 Warrant Share, the consideration for such Primary Security or November 2016 Warrant Share, respectively, will have been received by the Company; (5) the Registration Statement and any supplements and amendments thereto will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any of the Primary Securities or November 2016 Warrant Shares or the resale of the Secondary Shares); and (6) a prospectus supplement describing each class or series of Primary Securities or Secondary Shares offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the SEC, will be timely filed with the SEC and will comply with all applicable laws.

For the purpose of the opinions expressed below, we have assumed further that upon the issuance of the Primary Securities pursuant to the Registration Statement the total number of issued Primary Securities, together with the total number of Primary Securities reserved for issuance upon the exercise, exchange or conversion (as the case may be) of any exercisable, exchangeable or convertible security then outstanding, combined with the number of Warrant Shares, will not exceed the authorized share capital under the Company’s Third Amended and Restated Articles of Assocation, as it may be amended, modified, supplemented, restated or amended and restated.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.	With respect to the Primary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors of the Company and otherwise in accordance with the provisions of the Warrants or Debt Securities pursuant to which such Primary Shares will be issued, if applicable, such Primary Shares will be validly issued, fully paid and non-assessable.

2.	The November 2016 Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when paid for pursuant to the warrants to which such November 2016 Warrant Shares relate, will be validly issued, fully paid and non-assessable.

3.	With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the Warrants and the underlying Primary Shares, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Warrants, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors of the Company and otherwise in accordance with the provisions of any applicable Warrant Agreement, if any, such Warrants will be validly issued.

4.	With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities and the related Indenture, the terms of the offering thereof and related matters, and (b) due execution, authentication, issuance and delivery of such Debt Securities and the related Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement to be approved by the board of directors of the Company, and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will be validly issued.

5.	The Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.

The Company has informed us that it intends to issue the Primary Securities and November 2016 Warrant Shares from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion. We understand that prior to issuing any Primary Securities or the November 2016 Warrant Shares, the Company will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Primary Securities or November 2016 Warrant Shares are to be issued and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any 462(b) Registration Statement, and the references to this firm in the sections entitled “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement.  This consent is not to be construed as an admission that we are a party whose consent is required to be filed under the provisions of the Act as part of the Registration Statement, the prospectus that forms a part thereof or any Rule 462(b) Registration Statement.

Very truly yours,

/s/ Goldfarb Seligman & Co.

Goldfarb Seligman & Co.